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                                                                     Exhibit 5.1


                            HOGAN & HARTSON L.L.P.
                                COLUMBIA SQUARE
                          555 Thirteenth Street, N.W.
                          Washington, D.C. 20004-1109
                              TEL  (202) 637-5600
                              FAX  (202) 637-5910


                               November 16, 2001



Board of Directors
CarrAmerica Realty Corporation
1850 K Street, N.W., Suite 500
Washington, D.C. 20006

Ladies and Gentlemen:

          We are acting as counsel to CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the sale by one of the stockholders of the Company of up to 19,403,417 shares of common stock of the Company, par value $.01 per share (collectively, the "Shares"). This opinion letter is furnished to at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The charter of the Company, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          3. The bylaws of the Company, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect.

          4. Certain resolutions of the Board of Directors of the Company, as certified by an Assistant Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuances of the Shares, respectively, by the Company and arrangements in connection therewith (collectively, the "Resolutions").

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed that the Shares have not been issued in violation of the ownership limit contained in the Company's charter. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
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          This opinion letter is based as to matters of law solely on the
Maryland General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Maryland General Corporation Law, as amended," includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

          Based upon, subject to and limited by the foregoing, we are of the opinion that, assuming receipt by the Company of the consideration for the Shares specified in the Resolutions, the Shares have been validly issued by the Company and are fully paid and nonassessable.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                  Very truly yours,

                                  /s/ HOGAN & HARTSON L.L.P.

                                  HOGAN & HARTSON L.L.P.